Exhibit 99.11

THE DOW CHEMICAL COMPANY

OFFICE OF THE CORPORATE SECRETARY

2030 DOW CENTER

MIDLAND, MI 48674

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on [TBD], 2016. Have your proxy card in hand when you access the web site and follow the instructions to cast your vote.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on [TBD], 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E11794-TBD	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DOW CHEMICAL COMPANY

The Board of Directors recommends you vote “FOR” 1, 2 and 3.		For	Against	Abstain

1.	Adoption of Merger Agreement. To consider and vote on a proposal (the “Dow merger proposal”) to adopt the Agreement and Plan of Merger, dated as of December 11, 2015 (as it may be amended from time to time, the “merger agreement”), by and among Diamond-Orion HoldCo, Inc., a Delaware corporation, (n/k/a DowDuPont Inc.), The Dow Chemical Company, a Delaware corporation (“Dow”), Diamond Merger Sub, Inc., a Delaware corporation, Orion Merger Sub, Inc., a Delaware corporation and E. I. du Pont de Nemours and Company, a Delaware corporation, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice;	☐	☐	☐

2.	Adjournment of Special Meeting. To consider and vote on a proposal to adjourn the Dow special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Dow merger proposal (the “Dow adjournment proposal”); and	☐	☐	☐

3.	Advisory Vote Regarding Merger-Related Named Executive Officer Compensation. To consider and vote on a non-binding, advisory proposal to approve the compensation that may be paid or become payable to Dow’s named executive officers in connection with the transaction (the “Dow compensation proposal”).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting of Stockholders

The Dow Chemical Company

[TBD], 2016 - [TBD] EDT

[TBD]

[TBD]

Ticket is not transferable.

Electronic devices such as

cell phones, cameras, tablets, etc.

are not permitted.

TICKET OF ADMISSION

The Special Meeting of Stockholders of The Dow Chemical Company will be held on [TBD], [TBD], 2016, at [TBD] EDT at the [TBD], [TBD]:

Bring this ticket and photo ID with you if you plan to attend the meeting.

Please check the meeting materials for any special requirements for meeting attendance.

Only stockholders who held shares of record as of the close of business on [TBD], 2016, are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan on attending the Special Meeting, please vote the shares as soon as possible on the Internet, by telephone or by mailing this form.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —

E11795-TBD

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders.

Your Special Meeting materials are enclosed and may be found on: https://materials.proxyvote.com/260543

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

I/We hereby appoint Andrew N. Liveris, Howard I. Ungerleider and Charles J. Kalil, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Special Meeting of Stockholders to be held at the [TBD], [TBD], on [TBD], 2016, at [TBD]. EDT, on the matters listed on the reverse side and upon such other business as may properly come before the Meeting and at any adjournment or postponement thereof.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Proposals 1, 2 and 3 and to vote in accordance with their discretion on such other matters as may properly come before the Special Meeting and at any adjournment or postponement of the Special Meeting. To vote in accordance with the Dow Board of Directors’ recommendations, just sign and date on the reverse side-no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees’ Savings Plan and The Dow Chemical Company Employee Stock Ownership Plan (the “Plans”). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to the account at the Special Meeting and at any adjournment or postponement thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

Form must be signed and dated on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side